Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy K. Buese, CFO
Tower 2, Suite 700		Andy Schroeder, VP of Finance/Treasurer
Denver, CO 80202	Phone:	(303) 925-9200	Fax: (303) 290-8309
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners, L.P. Reports 2006 Third Quarter Results

DENVER—November 6, 2006—MarkWest Energy Partners, L.P. (AMEX: MWE) today reported net income of $30.0 million for the three months ended September 30, 2006, compared to net income of $0.6 million for the third quarter of 2005. For the nine months ended September 30, 2006, the Partnership reported net income of $57.9 million compared to net income of $5.5 million for the nine months ended September 30, 2005.

On October 25, 2006, the board of directors of the general partner of MarkWest Energy Partners, L.P., declared the Partnership’s quarterly cash distribution of $0.97 per unit for the third quarter of 2006.  This is an increase of $0.05 per unit, or 5.4% over the previous quarter distribution and an increase of $0.15 per unit, or 18.3% over the third quarter 2005 distribution. The third quarter distribution will be paid on November 14, 2006 to unitholders of record as of November 3, 2006.

“We are pleased to report record earnings and distributable cash flow,” said Frank Semple, President and CEO.  “These results clearly reflect the continued strong performance of our core assets and the impact of our ongoing growth projects.  We are also very excited about the recently announced strategic agreement with Newfield Exploration to construct and operate the midstream facilities associated with their development of Woodford Shale Play in the Arkoma Basin of southeastern Oklahoma. This relationship will drive significant long-term, fee-based growth opportunities in one of the premier resource plays in the U.S.  We are pleased to announce that our capital expenditure plan for 2006 increased to $143 million as a result of this agreement.  We would also like to take this opportunity to announce our preliminary 2007 growth capital expenditure plan of $180 million, with the Woodford project comprising approximately $125 million of that amount.”

“Last week our board approved a third consecutive $0.05 per unit increase to our quarterly distribution.  The $0.97 per unit quarterly distribution represents an 18% increase through the first three quarters of 2006.  For this quarter our total distribution coverage ratio was 1.8x, including the associated GP and IDR requirements.  In the 4¼ years since our inception we have been able to sustain a 15.5% compounded annual per unit distribution growth rate.  We have continued to extend our hedge program, which is designed to reduce volatility and lock in historically high margins on our non-fee based business, and we have substantially completed that hedge program through 2009. Our strong third quarter performance and coverage was partially due to favorable processing margins and NGL prices which have moderated in the fourth quarter. However, the combination of our projected cash flow generated from internal projects, our total distribution coverage and our comprehensive hedge program puts us in position for continued future distribution growth.”

As a Master Limited Partnership, cash distributions to limited partners are largely determined based on Distributable Cash Flow (DCF). For the three months ended September 30, 2006, DCF was $36.8 million, compared to $10.7 million for the three months ended September 30, 2005. For the nine months ended September 30, 2006, DCF was $90.2 million, compared to $30.6 million for the nine months ended September 30, 2005. A reconciliation of DCF to our most directly comparable GAAP financial measure, net income, is provided at the end of this press release.  DCF has grown from $23.6 million in the first quarter of this year to $29.7 in the second quarter to its present level.

For 2006, our segment operating income has increased from $30.5 million in the first quarter to $39.2 million in the second quarter to $40.7 million this quarter, with approximately two-thirds of the increase from the first quarter attributable to historically high processing margins and liquids prices in the second and third quarter and the balance attributable to growth in gathering and processing volumes.  For calendar year 2006 we anticipate that our segment operating income will be in the $137-$141 million range and our DCF will be in the range of $116-$120 million.

The change in net income in the third quarter of 2006, compared to the same period for 2005, was primarily attributable to:

•                                          The third quarter of 2006 compared to the same period in 2005 was characterized by improved results of operations at the majority of our business segments.  Segment operating income increased by $28.3 million.  We completed the Javelina acquisition on November 1, 2005, and these assets contributed $12.0 million of segment operating income.  For our Southwest Business Unit, consisting of our East Texas, Oklahoma and Other Southwest segments, our combined operating income increased by $12.4 million.  A portion of this increase was due to the Carthage Gas Plant and NGL pipeline beginning operations in the first quarter of 2006.  We also experienced increased gathering volumes in Western Oklahoma, as well as higher NGL prices in East Texas which had a positive effect on third quarter earnings.

•                                          Consistent with our previous announcements that we would not be applying hedge accounting treatment for these items, we reported an unrealized gain of $14.4 million for the mark-to-market of our derivative instruments. This is a non-cash adjustment, and as such does not affect distributable cash flow. We also reported realized losses of $1.7 million for the quarter, and as a result derivative activity increased net income by $12.7 million for the period.

•                                          For our investment in Starfish Pipeline Company, we reported equity income of $1.1 million during the three months ended September 30, 2006, compared to a $1.0 million equity loss in the comparable period in 2005. We also accrued a partial insurance recovery from the repairs associated with the damage from Hurricane Rita of $4.1 million in the third quarter of 2006 (included in miscellaneous income).

•                                          Selling, general and administrative expenses increased $7.8 million during the three months ended September 30, 2006, relative to the comparable period in 2005. $5.2 million of the increase is due to higher non-cash, equity-based compensation expense, driven by the Partnership’s increased market value.

•                                          Interest expense (including amortization of deferred financing costs, a component of interest expense) was $10.1 million higher in 2006 over 2005 respectively.  $5.6 million of this amount is attributable to increased deferred financing cost amortization and the balance is attributable to higher debt levels associated with the Javelina acquisition.

The Partnership will host a conference call on November 7, 2006, at 2:00 p.m. (MST) to review its 2006 third quarter earnings.  Interested parties can participate in the call by dialing the following number approximately ten minutes prior to the scheduled start time:  (800) 218-0530.  A replay of the call will be available through November 14, 2006 by dialing (800) 405-2236 and entering the following passcode: 11074130#.  To access the webcast, please visit our website at www.markwest.com.

###

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  These forward-looking statements, which in many instances can be identified by words like “may,” “will,” “should,” “expects,” “plans,” “believes” and other comparable words, involve risks and uncertainties that affect our operations, financial performance and other factors, as discussed in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements, specifically those including those referring to future performance, growth, cash flow, operating income, distributable cash flow (DCF), distributions, or other factors, are reasonable, but are not guarantees of future performance and we can give no assurance that such expectations will prove to be correct and that projected performance or distributions may not be achieved.  Among the factors that could cause results to differ materially are those risks discussed in our Form S-1, as amended, and our Annual Report on Form 10-K, as filed with the SEC.  You are also urged to carefully review and consider the cautionary statements and other disclosures, including those under the heading “Risk Factors,” made in those filings, which identify and discuss significant risks, uncertainties and various other factors that could cause actual results to vary significantly from those expressed or implied in the forward-looking statements.  We do not undertake any duty to update any forward-looking statement.

MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

MarkWest Energy Partners, L.P.

Financial Statistics

(Unaudited, in thousands)

	Three months ended September 30, 2006	Three months ended September 30, 2005	Nine months ended September 30, 2006	Nine months ended September 30, 2005
Statement of Operations Data
Revenues	$162,657	$130,568	$454,779	$323,165
Operating expenses:
Purchased product costs	81,816	98,874	258,791	233,521
Plant operating expenses and other expenses	15,505	12,514	44,964	33,205
Selling, general and administrative expenses	13,078	5,322	30,404	16,487
Depreciation	7,905	4,771	22,462	13,673
Amortization of intangible assets	4,029	2,098	12,072	6,288
Accretion of asset retirement obligation	24	117	75	136
Total operating expenses	122,357	123,696	368,768	303,310

Income from operations	40,300	6,872	86,011	19,855

Other income (expense):
Earnings (losses) from unconsolidated affiliates	1,067	(999)	3,240	(9)
Interest income	230	80	709	210
Interest expense	(9,523)	(4,950)	(31,213)	(13,182)
Amortization of deferred financing costs (a component of interest expense)	(6,066)	(496)	(7,700)	(1,468)
Miscellaneous income	3,970	95	7,577	132
Income before Texas margin tax	29,978	602	58,624	5,538

Provision for Texas margin tax	—	—	(679)	—
Net income	$29,978	$602	$57,945	$5,538

Interest in net income (loss)
General partner	$(1,198)	$523	$448	$728
Limited partners	$31,176	$79	$57,497	$4,810

Net income per limited partner unit:
Basic	$1.65	$0.01	$3.95	$0.45
Diluted	$1.64	$0.01	$3.93	$0.45

Weighted average units outstanding:
Basic	15,945	10,643	13,910	10,642
Diluted	16,003	10,680	13,975	10,676

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$41,628	$9,877	$120,508	$25,631
Investing activities	(19,695)	(17,784)	(66,554)	(91,834)
Financing activities	(12,427)	5,749	(43,460)	51,985

Other Financial Data
Distributable cash flow	$36,836	$10,673	$90,159	$30,647

Balance Sheet Data	September 30, 2006	December 31, 2005
Working capital	$6,716	$11,944
Total assets	1,061,974	1,046,093
Total debt	479,654	604,000
Partners’ capital	455,223	307,175
Total debt to book capitalization	51%	66%

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005

Operating Data:
Southwest:
East Texas
Gathering systems throughput (Mcf/d)	393,000	330,000	371,000	313,000
NGL product sales (gallons)	42,015,000	38,362,000	117,912,000	88,958,000

Oklahoma
Foss Lake gathering systems throughput (Mcf/d)	86,000	81,000	86,000	73,000
Arapaho NGL product sales (gallons)	19,553,000	14,506,000	57,586,000	46,180,000

Other
Appleby gathering systems throughput (Mcf/d)	34,000	38,000	34,000	33,000
Other gathering systems throughput (Mcf/d)	18,000	16,000	20,000	16,000
Lateral throughput volumes (Mcf/d)	111,000	126,000	84,000	90,000

Appalachia:
Natural gas processed for a fee (Mcf/d)	198,000	188,000	200,000	197,000
NGLs fractionated for a fee (Gal/day)	453,000	396,000	451,000	426,000
NGL product sales (gallons)	11,275,000	10,132,000	32,226,000	31,051,000

Michigan:
Natural gas processed for a fee (Mcf/d)	7,300	6,500	6,500	6,700
NGL product sales (gallons)	1,501,000	1,391,000	4,344,000	4,447,000
Crude oil transported for a fee (Bbl/d)	14,600	14,100	14,600	14,100

Gulf Coast:
Natural gas processed for a fee (Mcf/d)	125,000	NA	125,000	NA
NGLs fractionated for a fee (Gal/day)	1,097,000	NA	1,090,000	NA

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Three months ended September 30, 2006:
Revenue	$32,036	$53,083	$22,057	$20,148	$3,523	$19,140	$149,987

Segment operating expenses:
Purchased product costs	9,279	41,898	17,842	11,924	873	—	81,816
Facility expenses	3,797	1,890	1,235	3,563	1,442	3,578	15,505
Depreciation, amortization, impairment and accretion	4,078	766	1,109	917	1,496	3,588	11,954
Total segment operating expenses	17,154	44,554	20,186	16,404	3,811	7,166	109,275

Segment operating income (loss)	$14,882	$8,529	$1,871	$3,744	$(288)	$11,974	$40,712

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total

Three months ended September 30, 2005:
Revenue	$25,912	$55,498	$29,900	$16,448	$3,077	$—	$130,835

Segment operating expenses:
Purchased product costs	12,658	49,997	25,439	10,069	711	—	98,874
Facility expenses	2,602	1,375	1,311	5,783	1,443	—	12,514
Depreciation, amortization, impairment and accretion	3,425	699	904	788	1,170	—	6,986
Total segment operating expenses	18,685	52,071	27,654	16,640	3,324	—	118,374

Segment operating income (loss)	$7,227	$3,427	$2,246	$(192)	$(247)	$—	$12,461

Reconciliation of Segment Operating Income to Net Income	Three months ended September 30, 2006	Three months ended September 30, 2005

Total segment operating income	$40,712	$12,461
Derivative gain (loss) not allocated to segments	12,670	(267)
Selling, general and administrative expenses	(13,078)	(5,322)
Depreciation not allocated to segments	(4)	—
Income from operations	$40,300	$6,872

Earnings (losses) from unconsolidated affiliates	1,067	(999)
Interest income	230	80
Interest expense	(9,523)	(4,950)
Amortization of deferred financing costs (a component of interest expense)	(6,066)	(496)
Miscellaneous income	3,970	95
Texas margin tax	—	—
Net income	$29,978	$602

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to Net Income

(in thousands)

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Nine months ended September 30, 2006:
Revenue:	$96,115	$163,277	$69,787	$56,591	$10,008	$52,992	$448,770

Segment operating expenses:
Purchased product costs	32,603	134,245	57,080	32,381	2,482	—	258,791
Facility expenses	11,749	5,435	4,187	10,378	4,525	8,690	44,964
Depreciation, amortization, impairment and accretion	11,965	2,230	3,178	2,661	3,850	10,721	34,605
Total segment operating expenses	56,317	141,910	64,445	45,420	10,857	19,411	338,360

Segment operating income (loss)	$39,798	$21,367	$5,342	$11,171	$(849)	$33,581	$110,410

	East Texas	Oklahoma	Other Southwest	Appalachia	Michigan	Javelina	Total
Nine months ended September 30, 2005:
Revenue	$59,826	$136,149	$70,357	$47,824	$9,423	$—	$323,579

Segment operating expenses:
Purchased product costs	22,772	121,319	59,153	27,982	2,295	—	233,521
Facility expenses	7,668	3,449	3,273	14,653	4,162	—	33,205
Depreciation, amortization, impairment and accretion	9,719	1,781	2,669	2,434	3,494	—	20,097
Total segment operating expenses	40,159	126,549	65,095	45,069	9,951	—	286,823

Segment operating income (loss)	$19,667	$9,600	$5,262	$2,755	$(528)	$—	$36,756

Reconciliation of Segment Operating Income to Net Income	Nine months ended September 30, 2006	Nine months ended September 30, 2005

Total segment operating income	$110,410	$36,756
Derivative gain (loss) not allocated to segments	6,009	(414)
Selling, general and administrative expenses	(30,404)	(16,487)
Depreciation not allocated to segments	(4)	—
Income from operations	$86,011	$19,855

Earnings (losses) from unconsolidated affiliates	3,240	(9)
Interest income	709	210
Interest expense	(31,213)	(13,182)
Amortization of deferred financing costs (a component of interest expense)	(7,700)	(1,468)
Miscellaneous income	7,577	132
Texas margin tax	(679)	—
Net income	$57,945	$5,538

Mark West Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Net income	$29,978	$602	$57,945	$5,538
Depreciation, amortization and accretion	11,958	6,986	34,609	20,097
Amortization of deferred financing costs	6,066	496	7,700	1,468
Non-cash earnings (losses) from unconsolidated affiliates	(1,067)	999	(3,240)	9
Distributions from (contributions to) unconsolidated affiliates, net of expansion capital	(1,214)	1,210	(6,552)	1,849
Non-cash compensation expense	5,839	754	8,985	3,188
Non-cash derivative activity	(14,388)	(6)	(7,665)	(68)
Other	26	(76)	26	(76)
Gain on sale of property, plant and equipment	98	(12)	(198)	(36)
Sustaining capital expenditures	(460)	(280)	(1,451)	(1,322)
Distributable cash flow	$36,836	$10,673	$90,159	$30,647

Sustaining capital expenditures	$460	$280	$1,451	$1,322
Expansion capital expenditures	17,725	17,646	41,514	48,861
Total capital expenditures	$18,185	$17,926	$42,965	$50,183

Distributable cash flow	$36,836	$10,673	$90,159	$30,647
Contributions to unconsolidated subsidiaries	1,214	—	6,552	—
Sustaining capital expenditures	460	280	1,451	1,322
Changes in receivables	(10,875)	(19,303)	22,684	(11,467)
Changes in receivables from affiliates	153	(1,663)	4,019	1,767
Changes in inventories	8,094	(715)	(439)	(494)
Changes in other current assets	4,924	(85)	1,685	(109)
Changes in accounts payable, accrued liabilities and other liabilities	4,981	23,421	(4,802)	7,745
Changes in payables to affiliates	(4,159)	(2,731)	(1,480)	(3,780)
Deferred Texas margin tax	—	—	679	—
Net cash provided by operating activities	$41,628	$9,877	$120,508	$25,631